UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2025

Vivani Medical, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36747	02-0692322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1350 S. Loop Road

Alameda, California 94502

(Address of principal executive offices, including zip code)

(415) 506-8462

(Telephone number, including area code, of agent for service)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VANI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2025 Annual Meeting of Stockholders of Vivani Medical, Inc. (“Vivani” or the “Company”) was held on June 24, 2025 (the “Annual Meeting”). Holders of 37,097,099 of 59,243,903 shares of Vivani’s common stock were represented at the meeting in person or by proxy, constituting a quorum. The following are the voting results on each matter submitted to the stockholders of Vivani at the Annual Meeting.

Proposal 1: The stockholders elected each of the six director nominees to the Board of Directors of the Company (the “Board”) to serve until the 2026 Annual Meeting of Stockholders or until their successors have been duly elected and qualified, as set forth below:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Gregg Williams	24,759,124	561,720	11,776,254
Aaron Mendelsohn	24,814,324	506,520	11,776,254
Dean Baker	24,920,589	400,255	11,776,254
Alexandra Popoff	24,915,413	405,431	11,776,254
Adam Mendelsohn	24,913,524	407,320	11,776,254
Daniel Bradbury	24,950,672	370,172	11,776,254

Proposal 2: The stockholders ratified the appointment by the Audit Committee of the Board of BPM LLP as Vivani’s independent registered public accounting firm for the fiscal year ending December 31, 2025, as set forth below:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
36,538,077	98,316	460,706	0

Proposal 3: The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as set forth below:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
23,052,944	594,065	1,673,835	11,776,254

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VIVANI MEDICAL, INC.

Date: June 25, 2025	By:	/s/ Donald Dwyer
	Name:	Donald Dwyer
	Title:	Chief Business Officer